Exhibit 32.1

WRITTEN STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Industrial Income Trust Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarterly period ended September 30, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2010	/s/ Dwight L. Merriman III
Dwight L. Merriman III
Chief Executive Officer (Principal Executive Officer)